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                                                                      EXHIBIT 20


                     INDEPENDENT ACCOUNTANTS' REVIEW REPORT


The Board of Directors
PacifiCare Health Systems, Inc.

We have reviewed the accompanying condensed consolidated balance sheet of PacifiCare Health Systems, Inc. as of March 31, 2001, and the related condensed consolidated statements of operations and the condensed consolidated statements of cash flows for the three-month periods ended March 31, 2001 and 2000. These financial statements are the responsibility of the Company's management.

We conducted our reviews in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data, and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with auditing standards generally accepted in the United States, which will be performed for the full year with the objective of expressing an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our reviews, we are not aware of any material modifications that should be made to the accompanying condensed consolidated financial statements referred to above for them to be in conformity with accounting principles generally accepted in the United States.

We have previously audited, in accordance with auditing standards generally accepted in the United States, the consolidated balance sheet of PacifiCare Health Systems, Inc. as of December 31, 2000, and the related consolidated statements of operations, shareholders' equity, and cash flows for the year then ended [not presented herein] and in our report dated January 31, 2001, we expressed an unqualified opinion on those consolidated financial statements. In our opinion, the information set forth in the accompanying condensed consolidated balance sheet as of December 31, 2000, is fairly stated, in all material respects, in relation to the consolidated balance sheet from which it has been derived.

                                                               ERNST & YOUNG LLP


Irvine, California
May 1, 2001
  Except for Note 9, as to which the date is May 3, 2001



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